UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

CH ENERGY GROUP, INC.
 (Exact name of Registrant as specified in its charter)

Commission	Registrant, State of Incorporation	IRS Employer
File Number	Address and Telephone Number	Identification No.

0-30512	CH Energy Group, Inc. (Incorporated in New York) 284 South Avenue Poughkeepsie, NY 12601-4839 (845) 452-2000	14-1804460

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
On October 19, 2012, CH Energy Group, Inc. (the "Company") entered into a Second Amended and Restated Credit Agreement (the "Credit Agreement") with the lenders named therein and KeyBank National Association, as administrative agent.
The Credit Agreement amends and restates the Company's Amended and Restated Credit Agreement effective as of February 21, 2008 among CH Energy Group, certain lenders described therein and KeyBank National Association as lead arranger and administrative agent, dated November 21, 2003, as amended, which would have expired in February 2013.

The Credit Agreement provides that the Company may borrow, for the three-year term of the agreement, on a revolving credit basis up to a maximum of $100 million at any one time.  In addition, under the terms of the Credit Agreement, subject to the satisfaction of certain conditions, the Company may increase the aggregate commitments under the Credit Agreement, in the aggregate principal amount of up to $50 million, to the extent that existing or new lenders agree to provide such additional commitments.  All outstanding amounts under the Credit Agreement are due and payable on October 19, 2015.  Interest is variable based upon formulas tied to a Eurodollar rate or an alternative base rate defined in the Credit Agreement, at the Company's option.  Borrowings are unsecured.  The Credit Agreement contains customary representations and warranties, default provisions and affirmative and negative covenants, including limitations on liens, asset sales, certain mergers and other fundamental changes involving the Company, permitted investments, swaps and other derivative transactions, transactions with affiliates, certain dividends and distributions and a financial covenant relating to leverage.  Borrowings may be used for general corporate purposes.

The foregoing description of the Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits
(d)  Exhibits.  The following are filed as exhibits to this Form 8-K pursuant to Item 6.01 of Regulation S-K:
10.1  Second Amended and Restated Credit Agreement dated as of October 19, 2012 among the Company, the lenders named therein and KeyBank National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: October 24, 2012	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President - Accounting and Controller

EXHIBIT INDEX
Exhibit No.	Exhibit
10.1	Second Amended and Restated Credit Agreement dated as of October 19, 2012 among the Company, the lenders named therein and KeyBank National Association, as administrative agent.